Exhibit 99.1

Independent Bank Corp. Reports Third Quarter Net Income of $15.7 Million

Higher Revenues Drive Earnings Growth

ROCKLAND, Mass.--(BUSINESS WIRE)--October 16, 2014--Independent Bank Corp. (NASDAQ: INDB), parent of Rockland Trust Company, today announced 2014 third quarter net income of $15.7 million, or $0.66 per diluted share, which represents increases of 6.7% and 8.2%, respectively, as compared to $14.7 million, or $0.61 per diluted share, in the prior quarter.

The second and third quarters of 2014 both contained items which the Company considers non-core, such as gains on life insurance benefits, merger and acquisition expenses, loss on termination of derivatives, and impairment on acquired facilities. When excluding such items, net operating earnings for the third quarter were $16.2 million, or $0.67 per diluted share, versus the prior quarter’s net operating earnings of $15.1 million, or $0.63 per diluted share, representing increases of 7.1% and 6.4%, respectively.

“Due to the exemplary efforts of my many colleagues, Rockland Trust continues to steadily grow loans and increase core deposit funding,” said Christopher Oddleifson, President and Chief Executive Officer of Independent Bank Corp. and Rockland Trust Company. “The recently announced Peoples Federal Savings Bank acquisition complements our steady organic growth and will assist with our expansion in and around Boston. Rockland Trust builds enduring relationships and is devoted to strengthening the communities we serve.”

BALANCE SHEET

Total assets of $6.4 billion at September 30, 2014, inclusive of the acquisition of Mayflower Bancorp, Inc. (“Mayflower”) in November 2013, increased by $36.1 million, or 0.6%, from the prior quarter and by $489.0 million, or 8.3%, as compared to the year ago period.

Total loans of $4.9 billion at September 30, 2014 increased by $62.4 million, or 5.1%, on an annualized basis, during the third quarter, and by $391.8 million, or 8.6%, when compared to the year ago period. Growth was generated in both the commercial and consumer-related portfolios. Growth in the third quarter was strongest in the commercial real estate and commercial construction sectors where the Company has a longstanding lending presence. There was also continued modest growth in the home equity portfolios due in part to successful marketing campaigns.

Total deposits of $5.3 billion at September 30, 2014 remained consistent with the prior quarter as ongoing growth in core deposits was offset by a decline in time deposits. Deposit levels increased $545.1 million, or 11.5%, when compared to the year ago period. Core deposits, rose by $34.7 million, or 3.0% on an annualized basis, from the prior quarter and represent 87.1% of total deposits as of September 30, 2014. This further lowered the overall cost of deposits to 0.21%, down one and two basis points, respectively, from the prior quarter and year ago periods.

The securities portfolio increased from the prior quarter by $19.9 million to $733.9 million at September 30, 2014 and comprised 11.5% of total assets.

Stockholders’ equity at September 30, 2014 rose to $627.2 million, an increase of 1.7% from the prior quarter. As compared to the year ago period, stockholders’ equity has increased by $71.4 million, or 12.9%. The strong growth in capital led to an increase in the Company’s tangible book value per share, which increased by $0.46, or 2.5% during the third quarter to $18.66. The Company’s tangible common ratio for the quarter of 7.19% also reflected a strong increase from the prior quarter.

NET INTEREST INCOME

Net interest income increased to $49.6 million for the third quarter as compared to $49.1 million in the linked quarter, reflective of higher earning asset levels. During the third quarter, the Company’s net interest margin decreased from the prior quarter by six basis points to 3.42%. The decrease was attributable to an increase in the Company’s average liquidity position, along with ongoing pressure on asset yields.

NONINTEREST INCOME

The Company recorded noninterest income of $17.1 million during the third quarter, which represents a $241,000, or 1.4%, increase from the linked quarter. Significant changes in noninterest income included the following:

  Deposit account fees and interchange and ATM fees rose by $246,000, or 3.2%, mainly due to increased transaction activity.
  Investment management income decreased by $120,000, or 2.3%, due to seasonal tax preparation fees recognized during the second quarter. Assets under administration increased 1.9% during the quarter and totaled $2.4 billion at September 30, 2014.
  Mortgage banking income increased by $138,000, or 15.7%, primarily due to increases in production volume.
  The Company recorded gains on life insurance benefits in the amount of $337,000 during the second quarter of 2014. There were no such gains recorded during the third quarter.
  The increase in net gains on the sale of equity securities was $87,000 as compared to the prior quarter.
  Other noninterest income was up $117,000, or 6.9% mainly due to 1031 exchange income increasing by $83,000.

NONINTEREST EXPENSE

The Company recorded noninterest expense of $42.6 million during the third quarter which represents a $373,000, or 0.9%, decrease from the prior quarter. Significant changes in noninterest expense included the following:

  Salaries and employee benefits increased $808,000, or 3.5%, during the third quarter due to an increase in combined salaries, commissions, and performance based incentive compensation, offset by decreases in payroll taxes.
  Occupancy and equipment expense decreased $274,000, or 5.2%, due to lower repairs, maintenance, and utility costs.
  During the third quarter, the Company incurred $677,000 in merger and acquisition costs related to the previously announced Peoples Federal Bancshares acquisition agreement that is expected to close in the first quarter of 2015.
  During the second quarter, the Company used excess liquidity to repay $75.0 million of Federal Home Loan Bank borrowings and terminated associated derivative positions which resulted in the recognition of a loss of $1.1 million. There were no such transactions during the third quarter.
  Other noninterest expenses decreased by $452,000, or 3.9%, mainly due to decreases in other losses and charge-offs of $394,000.

The Company generated a return on average assets and a return on average common equity of 0.99% and 9.97%, respectively, in the third quarter, as compared to 0.94% and 9.65% in the prior quarter. On an operating basis, the return on average assets and the return on average common equity for the three months ended September 30, 2014 were 1.01% and 10.23%, respectively, as compared to 0.96% and 9.87%, respectively, for the prior quarter.

ASSET QUALITY

All asset quality metrics remained strong during the third quarter, due to the Company’s ongoing credit discipline and prudent resolution of problem loans. For the third quarter, total net charge-offs were $1.4 million, or 0.12%, of average loans on an annualized basis, relatively consistent with the prior quarter results. The provision for loan losses was $1.9 million for the third quarter, as compared to $2.3 million for the prior quarter. Nonperforming loans decreased during the third quarter by $1.3 million to $26.1 million, or 0.53% of total loans, at September 30, 2014, from $27.4 million, or 0.56% of total loans, at June 30, 2014. In addition, nonperforming assets decreased to $38.6 million at the end of the third quarter, as compared to $39.6 million in the prior quarter. Delinquency as a percentage of loans was 0.73% at September 30, 2014, up slightly from the prior quarter.

The allowance for loan losses was $55.0 million at September 30, 2014, as compared to $54.5 million at June 30, 2014. The Company’s allowance for loan losses as a percentage of loans was 1.11% at September 30, 2014 compared to 1.12% at June 30, 2014.

CONFERENCE CALL INFORMATION

Christopher Oddleifson, Chief Executive Officer and Robert Cozzone, Chief Financial Officer will host a conference call to discuss third quarter earnings at 10:00 a.m. Eastern Time on Friday, October 17, 2014. Internet access to the call is available on the Company’s website at www.rocklandtrust.com or via telephonic access by dial-in at 1-888-336-7153 reference: INDB. A replay of the call will be available by calling 1-877-344-7529. Replay Conference Number: 10052902. The webcast replay will be available until October 17, 2015.

ABOUT INDEPENDENT BANK CORP.

Independent Bank Corp. has approximately $6.4 billion in assets and is the holding company for Rockland Trust Company, a full-service commercial bank headquartered in Massachusetts. Rockland Trust offers a wide range of banking, investment, and insurance services to businesses and individuals through retail branches, commercial lending offices, investment management offices, and residential lending centers located in Eastern Massachusetts and Rhode Island, as well as through telephone banking, mobile banking, and the Internet. Rockland Trust, which has been named as one of America's "Best Banks" by Forbes for three consecutive years, is an FDIC Member and an Equal Housing Lender. To find out why Rockland Trust is the bank “Where Each Relationship Matters ®”, please visit www.rocklandtrust.com.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “believe,” “future,” “positioned,” “continued,” “will,” “would,” “potential,” or similar statements or variations of such terms. Actual results may differ from those contemplated by these forward-looking statements.

Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to:

  a weakening in the United States economy in general and the regional and local economies within the New England region and the Company’s market area;
  adverse changes in the local real estate market;
  a further deterioration of the credit rating for U.S. long-term sovereign debt;
  acquisitions may not produce results at levels or within time frames originally anticipated and may result in unforeseen integration issues or impairment of goodwill and/or other intangibles;
  changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;
  higher than expected tax rates and any changes in and any failure by the Company to comply with tax laws generally and requirements of the federal New Markets Tax Credit program;
  unexpected changes in market interest rates for interest earning assets and/or interest bearing liabilities;
  adverse changes in asset quality including an unanticipated credit deterioration in our loan portfolio;
  unexpected increased competition in the Company’s market area;
  unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on our business caused by severe weather or other external events;
  a deterioration in the conditions of the securities markets;
  our inability to adapt to changes in information technology;
  electronic fraudulent activity within the financial services industry, especially in the commercial banking sector;
  adverse changes in consumer spending and savings habits;
  failure to obtain the approval of Peoples Federal Bancshares shareholders or regulatory approvals necessary for the merger of Peoples Federal Bancshares with Independent Bank Corp. or to satisfy other conditions to the merger on the proposed terms and within the proposed timeframe;
  the inability to realize expected revenue synergies from the Peoples Federal Bancshares merger in the amounts or in the timeframe anticipated;
  costs or difficulties relating to the Peoples Federal Bancshares integration matters might be greater than expected;
  inability to retain customers and employees, including those of Peoples Federal Bancshares;
  the effect of new laws and regulations regarding the financial services industry including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act;
  changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) generally applicable to the Company’s business;
  changes in accounting policies, practices and standards, as may be adopted by the regulatory agencies as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters; and
  other unexpected material adverse changes in our operations or earnings.

The Company wishes to caution readers not to place undue reliance on any forward-looking statements as the Company’s business and its forward-looking statements involve substantial known and unknown risks and uncertainties included in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (“Risk Factors”). Except as required by law, the Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise. Any public statements or disclosures by the Company following this release which modify or impact any of the forward-looking statements contained in this release will be deemed to modify or supersede such statements in this release. In addition to the information set forth in this press release, you should carefully consider the Risk Factors.

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Operating earnings and operating EPS, which are non-GAAP financial measures, exclude gain or loss due to items that management believes are unrelated to its core banking business and will not have a material financial impact on operating results in future periods, such as gains or losses on the sales of securities, merger and acquisition expenses, and other items. The Company’s management uses operating earnings and operating EPS to measure the strength of the Company’s core banking business and to identify trends that may to some extent be obscured by such excluded gains or losses. The Company has included information on these non-GAAP measures because management believes that investors may find it useful to have access to the same analytical tool used by management and may also find that it facilitates the comparison of the Company to other companies in the financial services industry. These non-GAAP measures should not be viewed as a substitute for operating results determined in accordance with GAAP. An item which management deems to be non-core and excludes when computing these non-GAAP measures can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP performance measures, including operating earnings and operating EPS, are not necessarily comparable to non-GAAP performance measures which may be presented by other companies.

INDEPENDENT BANK CORP. FINANCIAL SUMMARY

				% Change	% Change
CONSOLIDATED BALANCE SHEETS	September 30,	June 30,	September 30,	Sept 2014 vs.	Sept 2014 vs.
(Unaudited dollars in thousands)	2014	2014	2013	Jun 2014	Sept 2013

Assets
Cash and due from banks	$98,810	$119,326	$185,111	-17.19%	-46.62%
Interest-earning deposits with banks	126,522	151,538	122,072	-16.51%	3.65%
Securities
Securities available for sale	361,455	340,081	284,398	6.28%	27.09%
Securities held to maturity	372,418	373,888	317,373	-0.39%	17.34%
Total securities	733,873	713,969	601,771	2.79%	21.95%

Loans held for sale	12,580	16,125	10,667	-21.98%	17.93%
Loans
Commercial and industrial	842,833	853,327	756,222	-1.23%	11.45%
Commercial real estate	2,338,641	2,300,633	2,166,281	1.65%	7.96%
Commercial construction	276,593	252,222	236,466	9.66%	16.97%
Small business	81,435	78,955	75,273	3.14%	8.19%
Total commercial	3,539,502	3,485,137	3,234,242	1.56%	9.44%
Residential real estate	536,822	541,601	496,464	-0.88%	8.13%
Home equity - 1st position	509,903	503,149	492,732	1.34%	3.48%
Home equity - subordinate positions	344,743	337,666	311,938	2.10%	10.52%
Total consumer real estate	1,391,468	1,382,416	1,301,134	0.65%	6.94%
Other consumer	16,885	17,947	20,653	-5.92%	-18.24%
Total loans	4,947,855	4,885,500	4,556,029	1.28%	8.60%
Less - allowance for loan losses	(55,005)	(54,538)	(53,562)	0.86%	2.69%
Net loans	4,892,850	4,830,962	4,502,467	1.28%	8.67%
Federal Home Loan Bank stock	33,233	37,350	38,674	-11.02%	-14.07%
Bank premises and equipment	64,186	64,166	56,729	0.03%	13.14%
Goodwill and core deposit intangible	180,871	181,460	160,562	-0.32%	12.65%
Other assets	241,503	233,422	217,411	3.46%	11.08%
Total assets	$6,384,428	$6,348,318	$5,895,464	0.57%	8.29%

Liabilities and Stockholders' Equity
Deposits
Demand deposits	$1,493,116	$1,462,761	$1,339,134	2.08%	11.50%
Savings and interest checking accounts	2,070,617	2,096,029	1,843,795	-1.21%	12.30%
Money market	1,066,237	1,036,513	882,764	2.87%	20.78%
Time certificates of deposit	672,464	702,858	691,616	-4.32%	-2.77%
Total deposits	5,302,434	5,298,161	4,757,309	0.08%	11.46%
Borrowings
Federal Home Loan Bank borrowings	60,127	60,174	189,539	-0.08%	-68.28%
Customer repurchase agreements and other short-term borrowings	153,192	131,766	164,180	16.26%	-6.69%
Wholesale repurchase agreements	50,000	50,000	50,000	0.00%	0.00%
Junior subordinated debentures	73,741	73,797	73,962	-0.08%	-0.30%
Subordinated debentures	30,000	30,000	30,000	0.00%	0.00%
Total borrowings	367,060	345,737	507,681	6.17%	-27.70%
Total deposits and borrowings	5,669,494	5,643,898	5,264,990	0.45%	7.68%
Other liabilities	87,752	87,931	74,730	-0.20%	17.43%
Stockholders' equity
Common stock	237	236	227	0.42%	4.41%
Additional paid in capital	308,723	307,720	274,369	0.33%	12.52%
Retained earnings	320,226	310,226	288,208	3.22%	11.11%
Accumulated other comprehensive loss, net of tax	(2,004)	(1,693)	(7,060)	18.37%	-71.61%
Total stockholders' equity	627,182	616,489	555,744	1.73%	12.85%
Total liabilities and stockholders' equity	$6,384,428	$6,348,318	$5,895,464	0.57%	8.29%

CONSOLIDATED STATEMENTS OF INCOME	Three Months Ended
(Unaudited dollars in thousands)				% Change	% Change
	September 30,	June 30,	September 30,	Sept 2014 vs.	Sept 2014 vs.
	2014	2014	2013	Jun 2014	Sept 2013

Interest income
Interest on fed funds sold and short term investments	$96	$69	$79	39.13%	21.52%
Interest and dividends on securities	4,599	4,727	3,773	-2.71%	21.89%
Interest on loans	49,514	49,393	47,019	0.24%	5.31%
Interest on loans held for sale	159	96	156	65.63%	1.92%
Total interest income	54,368	54,285	51,027	0.15%	6.55%
Interest expense
Interest on deposits	2,735	2,789	2,649	-1.94%	3.25%
Interest on borrowed funds	2,070	2,443	3,182	-15.27%	-34.95%
Total interest expense	4,805	5,232	5,831	-8.16%	-17.60%
Net interest income	49,563	49,053	45,196	1.04%	9.66%
Less - provision for loan losses	1,901	2,250	2,650	-15.51%	-28.26%
Net interest income after provision for loan losses	47,662	46,803	42,546	1.84%	12.02%
Noninterest income
Deposit account fees	4,656	4,463	4,604	4.32%	1.13%
Interchange and ATM fees	3,375	3,322	2,845	1.60%	18.63%
Investment management	5,016	5,136	4,175	-2.34%	20.14%
Mortgage banking income	1,015	877	1,843	15.74%	-44.93%
Increase in cash surrender value of life insurance policies	774	721	793	7.35%	-2.40%
Gain on life insurance benefits	-	337	-	-100.00%	n/a
Net gain (loss) on sale of equity securities	67	(20)	-	-435.00%	100.00%
Loan level derivative income	381	324	1,331	17.59%	-71.37%
Gain on extinguishment of debt	-	-	763	n/a	-100.00%
Other noninterest income	1,814	1,697	1,776	6.89%	2.14%
Total noninterest income	17,098	16,857	18,130	1.43%	-5.69%
Noninterest expense
Salaries and employee benefits	23,651	22,843	22,654	3.54%	4.40%
Occupancy and equipment	5,027	5,301	4,573	-5.17%	9.93%
Data processing and facilities management	1,178	1,179	1,179	-0.08%	-0.08%
FDIC assessment	957	966	898	-0.93%	6.57%
Merger and acquisition	677	-	366	100.00%	84.97%
Loss on termination of derivatives	-	1,122	-	-100.00%	n/a
Other noninterest expense	11,117	11,569	11,052	-3.91%	0.59%
Total noninterest expense	42,607	42,980	40,722	-0.87%	4.63%
Income before income taxes	22,153	20,680	19,954	7.12%	11.02%
Provision for income taxes	6,415	5,934	5,299	8.11%	21.06%
Net income	$15,738	$14,746	$14,655	6.73%	7.39%

Basic earnings per share	$0.66	$0.62	$0.64	6.45%	3.13%
Diluted earnings per share	$0.66	$0.61	$0.64	8.20%	3.13%
Basic average shares	23,911,678	23,897,413	22,946,308
Diluted average shares	24,002,363	23,991,973	23,047,114

Performance ratios
Net interest margin (FTE)	3.42%	3.48%	3.43%
Return on average assets	0.99%	0.94%	1.00%
Return on average common equity	9.97%	9.65%	10.53%

Reconciliation table - non-GAAP financial information
Net income	$15,738	$14,746	$14,655	6.73%	7.39%
Noninterest income components
Less - gain on life insurance benefits (tax exempt)	-	(337)	-
Less - gain on extinguishmnet of debt, net of tax	-	-	(451)
Noninterest expense components
Add - loss on termination of derivatives, net of tax	-	663	-
Add - merger & acquisition expenses, net of tax	400	-	216
Add - impairment on acquired facilities, net of tax	12	-	-
Net operating earnings	$16,150	$15,072	$14,420	7.15%	11.99%

Diluted earnings per share, on an operating basis	$0.67	$0.63	$0.63	6.35%	6.35%

CONSOLIDATED STATEMENTS OF INCOME
	Nine Months Ended		% Change
	September 30,	September 30,	Sept 2014 vs.
	2014	2013	Sept 2013

Interest income
Interest on fed funds sold and short term investments	$203	$134	51.49%
Interest and dividends on securities	14,013	10,830	29.39%
Interest on loans	147,111	141,717	3.81%
Interest on loans held for sale	306	661	-53.71%
Total interest income	161,633	153,342	5.41%
Interest expense
Interest on deposits	8,314	7,857	5.82%
Interest on borrowed funds	7,095	9,812	-27.69%
Total interest expense	15,409	17,669	-12.79%
Net interest income	146,224	135,673	7.78%
Less - provision for loan losses	8,653	7,050	22.74%
Net interest income after provision for loan losses	137,571	128,623	6.96%
Noninterest income
Deposit account fees	13,478	13,164	2.39%
Interchange and ATM fees	9,672	7,934	21.91%
Investment management	14,755	12,417	18.83%
Mortgage banking income	2,379	5,794	-58.94%
Increase in cash surrender value of life insurance policies	2,217	2,325	-4.65%
Gain on life insurance benefits	1,964	-	100.00%
Net gain (loss) on sale of equity securities	138	(4)	-3550.00%
Loan level derivative income	1,452	2,679	-45.80%
Gain on extinguishment of debt	-	763	-100.00%
Other noninterest income	5,414	5,473	-1.08%
Total noninterest income	51,469	50,545	1.83%
Noninterest expense
Salaries and employee benefits	69,574	66,963	3.90%
Occupancy and equipment expenses	16,474	14,742	11.75%
Data processing and facilities management	3,609	3,564	1.26%
FDIC assessment	2,828	2,653	6.60%
Merger and acquisition expenses	754	2,465	-69.41%
Loss on termination of derivatives	1,122	-	100.00%
Other noninterest expense	33,113	35,418	-6.51%
Total noninterest expense	127,474	125,805	1.33%
Income before income taxes	61,566	53,363	15.37%
Provision for income taxes	17,699	13,698	29.21%
Net income	$43,867	$39,665	10.59%

Basic earnings per share	$1.84	$1.73	6.36%
Diluted earnings per share	$1.83	$1.73	5.78%
Basic average shares	23,876,391	22,886,521
Diluted average shares	23,971,711	22,959,320

Performance ratios
Net interest margin (FTE)	3.46%	3.53%
Return on average assets	0.94%	0.93%
Return on average common equity	9.56%	9.74%

Reconciliation table - non-GAAP financial information
Net income	$43,867	$39,665	10.59%
Noninterest income components
Less - gain on life insurance benefits, tax exempt	(1,964)	-
Less - gain on extinguishment of debt, net of tax	-	(451)
Noninterest expense components
Add - loss on termination of derivatives, net of tax	663	-
Add - severance, net of tax	-	192
Add - merger & acquisition expenses, net of tax	466	1,531
Add - impairment on acquired facilities, net of tax	310	-
Net operating earnings	$43,342	$40,937	5.88%

Diluted earnings per share, on an operating basis	$1.81	$1.78	1.69%

Reconciliation table - non-GAAP financial information
(Unaudited dollars in thousands)	Three Months Ended					Nine Months Ended
				% Change				% Change
	September 30,	June 30,	September 30,	Sept 2014 vs.	Sept 2014 vs.	September 30,	September 30,	Sept 2014 vs.
	2014	2014	2013	Jun 2014	Sept 2013	2014	2013	Sept 2013

Noninterest income GAAP	$17,098	$16,857	$18,130	1.43%	-5.69%	$51,469	$50,545	1.83%
Less - gain on life insurance benefits	-	(337)	-	-100.00%	n/a	(1,964)	-	100.00%
Less - gain on extinguishment of debt	-	-	(763)	n/a	-100.00%	-	(763)	-100.00%
Total noninterest income as adjusted	$17,098	$16,520	$17,367	3.50%	-1.55%	$49,505	$49,782	-0.56%

Noninterest expense GAAP	$42,607	$42,980	$40,722	-0.87%	4.63%	$127,474	$125,805	1.33%
Less - loss on termination of derivatives	-	(1,122)	-	-100.00%	100.00%	(1,122)	-	100.00%
Less - severance	-	-	-	n/a	n/a	-	(325)	-100.00%
Less - merger and acquisition expenses	(677)	-	(366)	100.00%	84.97%	(754)	(2,465)	-69.41%
Less - impairment on acquired facilities	(21)	-	-	n/a	n/a	(524)	-	100.00%
Total noninterest expense as adjusted	$41,909	$41,858	$40,356	0.12%	3.85%	$125,074	$123,015	1.67%

Asset quality	Nonperforming Assets			Net Charge-Offs			Net Charge-Offs
	At			For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	June 30,	September 30,	September 30,	September 30,
	2014	2014	2013	2014	2014	2013	2014	2013

Nonperforming loans
Commercial & industrial loans	$2,321	$2,368	$4,557	$498	$342	$842	$1,544	$2,328
Commercial real estate loans	6,512	6,586	12,900	634	463	428	3,951	1,023
Small business loans	278	433	615	44	36	37	301	382
Residential real estate loans	9,305	10,812	12,251	21	136	205	285	366
Home equity	7,672	7,151	7,320	93	253	398	347	881
Other consumer	31	66	244	144	111	154	459	343
Total nonperforming loans / total net charge-offs	$26,119	$27,416	$37,887	$1,434	$1,341	$2,064	$6,887	$5,323
Nonaccrual securities	2,806	2,570	1,628
Other assets in possession	30	163	176
Other real estate owned	9,602	9,512	9,188
Total nonperforming assets	$38,557	$39,661	$48,879

Nonperforming loans/gross loans	0.53%	0.56%	0.83%
Nonperforming assets/total assets	0.60%	0.62%	0.83%
Allowance for loan losses/nonperforming loans	210.59%	198.93%	141.37%
Gross loans/total deposits	93.31%	92.21%	95.77%
Allowance for loan losses/total loans	1.11%	1.12%	1.18%

Net charge-offs to average loans (quarter annualized)				0.12%	0.11%	0.18%
Net charge-offs to average loans (year-to-date)							0.19%	0.16%

	Three Months Ended
	September 30,	June 30,	September 30,
Nonperforming assets reconciliation	2014	2014	2013
Nonperforming assets beginning balance	$39,661	$46,521	$48,105
New to Nonperforming	4,972	5,109	21,863
Loans charged-off	(1,906)	(2,150)	(2,368)
Loans paid-off	(1,833)	(7,615)	(12,599)
Loans transferred to other real estate owned/other assets	(783)	(3,509)	(1,207)
Loans restored to performing status	(1,705)	(491)	(5,169)
New to other real estate owned	783	3,511	1,207
Sale of other real estate owned	(1,480)	(2,169)	(1,757)
Capital improvements to other real estate owned	896	432	572
Other	(48)	22	232
Nonperforming assets ending balance	$38,557	$39,661	$48,879

	Troubled Debt Restructurings
	At
	September 30,	June 30,	September 30,
	2014	2014	2013
Troubled debt restructurings on accrual status	$40,140	$38,925	$36,429
Troubled debt restructurings on nonaccrual status	5,709	7,499	8,567
Total troubled debt restructurings	$45,849	$46,424	$44,996

	September 30,	June 30,	September 30,
Financial ratios	2014	2014	2013
Book value per common share	$26.23	$25.79	$24.21
Tangible book value per share	$18.66	$18.20	$17.21
Tangible common capital/tangible assets	7.19%	7.05%	6.89%

Capital adequacy
Tier one leverage capital ratio (1)	8.75%	8.62%	8.64%
(1) Estimated number for September 30, 2014.

INDEPENDENT BANK CORP. SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited - dollars in thousands)	Three Months Ended
	September 30, 2014			June 30, 2014			September 30, 2013
		Interest			Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate	Balance	Paid	Rate

Interest-earning assets
Interest-earning deposits with banks, federal funds sold, and short term investments	$153,314	$96	0.25%	$110,631	$69	0.25%	$128,027	$79	0.24%
Securities
Taxable investment securities	704,021	4,563	2.57%	718,971	4,690	2.62%	561,678	3,763	2.66%
Nontaxable investment securities (1)	5,861	55	3.72%	6,107	63	4.14%	844	15	7.05%
Total securities	709,882	4,618	2.58%	725,078	4,753	2.63%	562,522	3,778	2.66%
Loans held for sale	16,812	159	3.75%	9,548	96	4.03%	20,784	156	2.98%
Loans
Commercial and industrial	842,672	8,150	3.84%	845,848	8,140	3.86%	746,767	7,358	3.91%
Commercial real estate (1)	2,302,181	24,252	4.18%	2,284,621	24,723	4.34%	2,159,869	23,812	4.37%
Commercial construction	266,534	2,824	4.20%	242,465	2,617	4.33%	230,446	2,409	4.15%
Small business	80,114	1,133	5.61%	78,852	1,087	5.53%	75,791	1,048	5.49%
Total commercial	3,491,501	36,359	4.13%	3,451,786	36,567	4.25%	3,212,873	34,627	4.28%
Residential real estate	537,669	5,511	4.07%	540,178	5,320	3.95%	503,313	4,899	3.86%
Home equity	847,365	7,459	3.49%	835,134	7,345	3.53%	798,381	7,228	3.59%
Total consumer real estate	1,385,034	12,970	3.72%	1,375,312	12,665	3.69%	1,301,694	12,127	3.70%
Other consumer	17,139	412	9.54%	17,819	449	10.11%	21,029	488	9.21%
Total loans	4,893,674	49,741	4.03%	4,844,917	49,681	4.11%	4,535,596	47,242	4.13%
Total interest-earning assets	$5,773,682	$54,614	3.75%	$5,690,174	$54,599	3.85%	$5,246,929	$51,255	3.88%
Cash and due from banks	78,375			114,797			141,922
Federal Home Loan Bank stock	34,576			38,228			38,674
Other assets	426,661			422,739			384,145
Total assets	$6,313,294			$6,265,938			$5,811,670
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$2,067,132	$895	0.17%	$2,041,213	$918	0.18%	$1,760,508	$811	0.18%
Money market	1,027,830	608	0.23%	1,003,485	607	0.24%	891,601	561	0.25%
Time deposits	686,195	1,232	0.71%	715,481	1,264	0.71%	699,865	1,277	0.72%
Total interest-bearing deposits	$3,781,157	$2,735	0.29%	$3,760,179	$2,789	0.30%	$3,351,974	$2,649	0.31%
Borrowings
Federal Home Loan Bank borrowings	$60,151	$462	3.05%	$131,561	$862	2.63%	$225,749	$1,377	2.42%
Customer repurchase agreements and other short-term borrowings	146,804	49	0.13%	135,831	44	0.13%	149,365	49	0.13%
Wholesale repurchase agreements	50,000	292	2.32%	50,000	289	2.32%	50,000	292	2.32%
Junior subordinated debentures	73,771	1,010	5.43%	73,824	994	5.40%	73,990	1,021	5.47%
Subordinated debentures	30,000	257	3.40%	30,000	254	3.40%	30,000	443	5.86%
Total borrowings	$360,726	$2,070	2.28%	$421,216	$2,443	2.33%	$529,104	$3,182	2.39%
Total interest-bearing liabilities	$4,141,883	$4,805	0.46%	$4,181,395	$5,232	0.50%	$3,881,078	$5,831	0.60%
Demand deposits	1,459,105			1,387,906			1,303,181
Other liabilities	86,052			83,903			75,133
Total liabilities	$5,687,040			$5,653,204			$5,259,392
Stockholders' equity	626,254			612,734			552,278
Total liabilities and stockholders' equity	$6,313,294			$6,265,938			$5,811,670

Net interest income		$49,809			$49,367			$45,424

Interest rate spread (2)			3.29%			3.35%			3.28%

Net interest margin (3)			3.42%			3.48%			3.43%

Supplemental Information
Total deposits, including demand deposits	$5,240,262	$2,735		$5,148,085	$2,789		$4,655,155	$2,649
Cost of total deposits			0.21%			0.22%			0.23%
Total funding liabilities, including demand deposits	$5,600,988	$4,805		$5,569,301	$5,232		$5,184,259	$5,831
Cost of total funding liabilities			0.34%			0.38%			0.45%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $246,000, $228,000, and $314,000 for the three months ended September 30, 2014, June 30, 2014, and September 30, 2013, respectively.
(2) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	Nine Months Ended
	September 30, 2014			September 30, 2013
		Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate

Interest-earning assets
Interest earning deposits with banks, federal funds sold, and short term investments	$108,771	$203	0.25%	$72,126	$134	0.25%
Securities
Taxable investment securities	709,774	13,903	2.62%	539,823	10,798	2.67%
Nontaxable investment securities (1)	6,036	181	4.01%	892	52	7.79%
Total securities	715,810	14,084	2.63%	540,715	10,850	2.68%
Loans held for sale	10,840	306	3.77%	32,796	661	2.69%
Loans
Commercial and industrial	835,092	24,234	3.88%	725,385	21,534	3.97%
Commercial real estate (1)	2,289,601	73,178	4.27%	2,143,925	71,780	4.48%
Commercial construction	246,077	7,787	4.23%	218,181	6,732	4.13%
Small business	78,832	3,289	5.58%	77,068	3,200	5.55%
Total commercial	3,449,602	108,488	4.20%	3,164,559	103,246	4.36%
Residential real estate	539,400	15,997	3.97%	540,073	16,206	4.01%
Home equity	835,549	22,061	3.53%	796,326	21,391	3.59%
Total consumer real estate	1,374,949	38,058	3.70%	1,336,399	37,597	3.76%
Other consumer	18,054	1,345	9.96%	23,320	1,568	8.99%
Total loans	4,842,605	147,891	4.08%	4,524,278	142,411	4.21%
Total interest-earning assets	$5,678,026	$162,484	3.83%	$5,169,915	$154,056	3.98%
Cash and due from banks	111,091			114,199
Federal Home Loan Bank stock	37,557			39,455
Other assets	418,333			403,311
Total assets	$6,245,007			$5,726,880
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$2,024,157	$2,703	0.18%	$1,685,398	$2,192	0.17%
Money market	1,009,821	1,834	0.24%	877,891	1,689	0.26%
Time deposits	711,393	3,777	0.71%	726,737	3,976	0.73%
Total interest-bearing deposits	$3,745,371	$8,314	0.30%	$3,290,026	$7,857	0.32%
Borrowings
Federal Home Loan Bank borrowings	$113,995	$2,327	2.73%	$267,515	$4,188	2.09%
Customer repurchase agreements and other short-term borrowings	140,421	148	0.14%	146,872	205	0.19%
Wholesale repurchase agreements	50,000	866	2.32%	50,000	866	2.32%
Junior subordinated debentures	73,826	2,996	5.43%	74,046	3,029	5.47%
Subordinated debentures	30,000	758	3.38%	30,000	1,524	6.79%
Total borrowings	$408,242	$7,095	2.32%	$568,433	$9,812	2.31%
Total interest-bearing liabilities	$4,153,613	$15,409	0.50%	$3,858,459	$17,669	0.61%
Demand deposits	1,398,599			1,244,138
Other liabilities	79,139			79,650
Total liabilities	$5,631,351			$5,182,247
Stockholders' equity	613,656			544,633
Total liabilities and stockholders' equity	$6,245,007			$5,726,880

Net interest income		$147,075			$136,387

Interest rate spread (2)			3.33%			3.37%

Net interest margin (3)			3.46%			3.53%

Supplemental Information
Total deposits, including demand deposits	$5,143,970	$8,314		$4,534,164	$7,857
Cost of total deposits			0.22%			0.23%
Total funding liabilities, including demand deposits	$5,552,212	$15,409		$5,102,597	$17,669
Cost of total funding liabilities			0.37%			0.46%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $851,000 and $714,000 for the nine months ended September 30, 2014 and 2013, respectively.
(2) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

Certain amounts in prior year financial statement have been reclassified to conform to the current year's presentation.

CONTACT:
Independent Bank Corp.
Chris Oddleifson, 781-982-6660
President and Chief Executive Officer
or
Robert Cozzone, 781-982-6723
Chief Financial Officer and Treasurer